EXHIBIT 99.1

Krispy Kreme reports strong Fourth Quarter 2022 results
Fourth quarter net revenue grew 9.2% with organic revenue growth of 12.5%
Points of Access increased to 11,837, up 14% from 2021
Introduces robust 2023 guidance

CHARLOTTE, NC (February 15, 2023) – Krispy Kreme, Inc. (NASDAQ: DNUT) (“Krispy Kreme” or the “Company”) today reported financial results for the fourth quarter and full year ended January 1, 2023. Net revenue in the quarter grew 9.2%, inclusive of a negative 3.7% impact from foreign currency exchange (“FX”) headwinds. Sales Per Hub grew 15.0% in the U.S. and Canada to $4.6 million and 7.7% in International to $9.8 million. Organic revenue in the quarter grew 12.5% driven by double digit organic growth in all three business segments. For the full year 2022, net revenue grew 10.5%, inclusive of a negative 2.7% impact from FX headwinds, and organic revenue grew 12.1%.
Our efforts to improve performance through our network optimization and closing unprofitable shops led to expenses of $12.4 million, over 90% non cash, which contributed to a GAAP Net Loss of $1.0 million for the fourth quarter. The Company is already seeing improved performance from our Hubs without Spokes in the U.S.
Adjusted EBITDA grew 17%, or an even stronger 25% in constant currency, and Adjusted EBITDA margins expanded 90 basis points in the quarter compared to the same quarter a year ago, led by strong performance from the U.S. and Canada and Market Development segments and sequential improvement in our International segment. GAAP Diluted Loss Per Share for the quarter was $0.02 compared to income of $0.01 in the same quarter last year. Adjusted Diluted Earnings Per Share was $0.11 for the quarter, up 38% compared to the same quarter a year ago. Free cash flow in the fourth quarter was $32.4 million.
Commenting on the performance, CEO Mike Tattersfield stated, “We are pleased with the strong end to 2022, with notable progress on expanding our omni-channel model, furthering our global growth strategy and executing successfully on the initial phase of our hub optimization efforts. Our global fresh, premium Halloween and winter holiday specialty doughnuts resonated strongly with consumers, helping drive a record of more than 1.6 billion doughnuts sold in 2022. Our Ecommerce business also achieved impressive growth of 23%, marking the best quarter in this channel since the pandemic, led by growth in Insomnia Cookies and Krispy Kreme in the U.S.”
Mike continued, “Looking to 2023, we are well-positioned to deliver another year of terrific growth with a great start led by premium offerings for celebrations. Our performance this year will be led by continued expansion of our capital efficient omni-channel model as we aim to grow our fresh points of access by 10% to 15% in 2023. We are particularly excited for our global growth this year as we expect to open in five to seven new countries in 2023, including in France, as we continue on our journey to being the most loved sweet treat brand in the world.”
Financial Highlights

$ in millions, except per share data	Q4 2022	vs Q4 2021	2022	vs 2021
Net Revenue	$404.6	9.2%	$1,529.9	10.5%
Organic Revenue (1)	$415.4	12.5%	$1,549.8	12.1%
GAAP Net Loss	$(1.0)	nm	$(8.8)	40.9%
Adjusted Net Income, Diluted (1)	$18.6	38.9%	$49.6	(10.6)%
Operating Income	$5.2	(68.4)%	$29.0	(29.5)%
Operating Income Margin	1.3%	-310 bps	1.9%	-110 bps
Adjusted EBITDA (1)	$55.9	17.2%	$190.7	1.5%
Adjusted EBITDA Margin (1)	13.8%	+90 bps	12.5%	-110 bps
GAAP Diluted Loss Per Share	$(0.02)	$(0.03)	$(0.10)	$0.08
Adjusted Diluted EPS (1)	$0.11	$0.03	$0.29	$(0.08)
Notes:
(1)Non-GAAP figures – please refer to Reconciliation of Non-GAAP Financial Measures.

Key Operating Metrics

$ in millions, except access points	Q4 2022	vs Q4 2021
Global Points of Access	11,837	13.5%
Sales per Hub (U.S. and Canada) TTM	$4.6	15.0%
Sales per Hub (International) TTM	$9.8	7.7%
Ecommerce as a Percent of Retail Sales	18.3%	+260 bps
Fourth Quarter and Full Year 2022 Consolidated Results
Net revenue grew 9.2% in the quarter to $404.6 million, or 23.0% on a two-year stack basis. Total company organic revenue grew 12.5% in the quarter compared to the same quarter last year, and 26.4% on a two-year stack basis. Organic revenue growth in the quarter was strong across all segments due to the increase in Points of Access and a strong Delivered Fresh Daily (“DFD”) performance.
For the full year 2022, net revenue grew 10.5% to $1.53 billion, or 33.9% on a two-year stack basis. Organic revenue grew 12.1% in 2022, or 24.6% on a two-year stack basis, driven by Points of Access growth and a 10% increase in sales per DFD door in the U.S. and Canada.
GAAP Net Loss for the quarter was $1.0 million, compared to a GAAP Net Income of $4.3 million a year ago. The decrease was driven by expenses of $12.4 million, over 90% of which were non-cash, associated with previously announced optimization efforts and shop closures. Excluding that expense, GAAP Net Income would have increased in the fourth quarter.
Adjusted EBITDA in the quarter grew 17.2% to $55.9 million, or 25.0% in constant currency, with Adjusted EBITDA margins expanding 90 basis points to 13.8%. Adjusted Net Income, diluted grew 38.9% to $18.6 million in the quarter. GAAP Diluted Loss per Share in the quarter was $0.02 compared to income of $0.01 in the same quarter last year. Adjusted Diluted EPS increased 37.5% to $0.11 from $0.08 in the same quarter last year.
For the full year 2022, GAAP Net Loss was $8.8 million, an improvement of 40.9% compared to 2021. GAAP Net Loss for the year included $19.0 million in expense related to the previously discussed optimization efforts, over 90% of which were non-cash. Adjusted EBITDA grew 1.5% to $190.7 million in 2022, or 7.1% in constant currency. Adjusted Net Income, diluted for 2022 declined 10.6% to $49.6 million. GAAP Diluted Loss per Share for the full year 2022 was $0.10 compared to a loss of $0.18 in 2021. Adjusted Diluted EPS for the year was $0.29.
Weighted diluted average shares outstanding for the fourth quarter of 2022 were 169.8 million, compared to 169.1 million in the same quarter last year. Weighted diluted average shares outstanding for the full year 2022 were 169.5 million, compared to 150.3 million for the full year 2021, primarily as a result of the IPO.
Fourth Quarter and Full Year 2022 Segment Results
U.S. and Canada: In the U.S. and Canada segment in the fourth quarter, net revenue grew 11.1% to $276.9 million from $249.2 million a year ago, driven by strong Points of Access expansion over the last year and a record average weekly revenue per door of approximately $620 driven by strong sales of specialty doughnuts. Sales per Hub increased 15.0% to $4.6 million. Organic revenue in the quarter increased 11.6% driven by our omni-channel model, primarily the strength of DFD, as well as double digit same-store sales growth from Insomnia Cookies. For the full year, net revenue grew 11.3% to $1.0 billion while organic revenue increased 9.1%.
U.S. and Canada Adjusted EBITDA in the fourth quarter increased 16.2% to $37.0 million, with margin expansion of 50 basis points to 13.3%, driven primarily by the strong performance of our Hub and Spoke model from increased DFD doors and sales per door as well as improved performance from our Hubs without Spokes as optimization efforts highlighted at our Investor Day in December 2022 are already producing results. Price increases were successfully implemented on fresh doughnuts in October 2022 showing low levels of elasticity. For the full year, U.S. and Canada Adjusted EBITDA increased 10.1% to $118.5 million while margins were approximately flat at 11.5%.
International: In the International segment, net revenue in the fourth quarter grew 3.3% to $92.9 million, with the stronger dollar reducing growth by 8.0%. Sales per Hub increased 7.7% to $9.8 million. Organic growth of 11.3% in the quarter was driven by successful specialty doughnut sales and expansion of DFD. The company saw growth across all of our International markets, including in the U.K. which saw sequential improvement compared to the third quarter. For the full year, the

International segment saw net revenue increase 9.9% to $365.9 million, with organic growth of 17.7%, which excludes the impact of the stronger U.S. dollar.
International Adjusted EBITDA in the fourth quarter was approximately flat over the prior year at $20.5 million, or an increase of 13.5% in constant currency. International Adjusted EBITDA margin was 22.0% for the quarter, down 110 basis points from the prior year but an increase of 210 basis points from the prior quarter. For the full year, International Adjusted EBITDA declined 7.3% to $75.5 million, or an increase of 3.8% in constant currency.
Market Development: In the Market Development segment net revenue in the fourth quarter grew 10.7% to $34.7 million or 20.9% in constancy currency. Organic growth accelerated to 23.4% in the quarter with strong performances across our global franchise partners and our equity owned Japanese market. For the full year, Market Development net revenue increased 6.4% to $130.9 million, or 13.7% in constant currency, while organic growth was 19.3%.
Market Development Adjusted EBITDA in the fourth quarter increased 11.3% to $12.3 million, or 22.0% in constant currency, led by strong increases in international franchise and our equity owned Japan business, partially offset by domestic franchise acquisitions. For the full year, Market Development Adjusted EBITDA increased 8.8% to $44.4 million, or 17.1% in constant currency.
Balance Sheet and Capital Expenditures
During the fourth quarter 2022, the company invested $36.7 million in capital expenditures, primarily to support Hub and Spoke expansion. For the full year 2022, the Company invested $111.7 million in capital expenditures, or 7.3% of revenue, and $17.3 million for franchise acquisitions in the U.S.
As of January 1, 2023, the Company had $35.4 million of cash and cash equivalents and net debt of $746.0 million. Free cash flow in the fourth quarter was $32.4 million with the Adjusted EBITDA generated from operating activities in excess of capital expenditures reflecting the capital-efficient Hub and Spoke growth model and free cash flow of $28.1 million for the full year 2022.
2023 Financial Outlook
Krispy Kreme issues the following guidance for the full year 2023
•Net Revenue of $1.65 billion to $1.68 billion, +8% to +10% vs 2022 (+9% to +11% in constant currency)
•Organic Revenue growth of 9% to 11%
•Adjusted EBITDA of $205 million to $215 million, +8% to +13% vs 2022 (+10% to +14% in constant currency)
•Adjusted Net Income, diluted, of $52 million to $58 million, +5% to +17% vs 2022 (+9% to +21% in constant currency)
•Adjusted Diluted EPS of $0.31 to $0.34, +7% to +17% vs 2022 (+10% to +21% in constant currency)
•Income Tax rate between 24.5% to 26.0%
•Capital Expenditures between $105 million to $115 million, or approximately 6.6% of revenue
•Interest Expense, net between $39 million to $43 million
The above guidance assumes a negative 1% impact to 2023 revenue and a negative $3 million impact to 2023 Adjusted EBITDA from FX headwinds, with the impact entirely in the first half of the year. The Company expects to reduce its net leverage in 2023, as we make progress towards our 2026 goal of approximately 2.0x to 2.5x net leverage.
Definitions
The following definitions apply to terms used throughout this press release:
•Global Points of Access: Reflects all locations at which fresh doughnuts or cookies can be purchased. We define global points of access to include all Hot Light Theater Shops, Fresh Shops, Carts and Food Trucks, DFD Doors and Cookie Shops, at both Company-owned and franchise locations as of the end of the respective reporting period. We monitor global points of access as a metric that informs the growth of our omni-channel presence over time and believe this metric is useful to investors to understand our footprint in each of our segments.
•Hubs: Reflects locations where fresh doughnuts are produced and processed for sale at any point of access. We define Hubs to include self-sustaining Hot Light Theater Shops and Doughnut Factories, at both Company-owned and franchise locations as of the end of the respective reporting period.
•Sales Per Hub: Sales per Hub equals Fresh Revenues from Hubs with Spokes, divided by the average number of Hubs with Spokes at the end of the five most recent quarters.

•Fresh Revenues from Hubs with Spokes: Fresh Revenues include product sales generated from our Doughnut Shop business (including ecommerce and delivery), as well as DFD sales, but excluding sales from our legacy wholesale business and our Branded Sweet Treat Line. It also excludes all Insomnia Cookies revenues as the measure is focused on the Krispy Kreme business. Fresh Revenues from Hubs with Spokes equals the Fresh Revenues derived from those Hubs currently producing product for other shops, Carts and Food Trucks, and/or DFD doors, but excluding Fresh Revenues derived from those Hubs not currently producing product for other shops, Carts and Food Trucks, and/or DFD doors.
•Free Cash Flow: Defined as cash provided by operating activities less purchases of property and equipment.
Conference Call
Krispy Kreme will host a public conference call at 8:30 AM Eastern Time today to discuss its results for the fourth quarter of 2022. The conference call can be accessed by dialing 1 (800) 599-5188 and entering the conference ID 5487868. International participants can access the call via the corresponding number listed HERE and entering the conference ID 5487868. To listen to the live audio webcast and Q&A, visit the Krispy Kreme investor relations website at investors.krispykreme.com. A replay and transcript of the webcast will be available on the website within 24 hours after the call. Krispy Kreme’s earnings press release and related materials will also be available on the investor relations section of the Company’s website.
Investor Relations
Rob Ballew, VP of Investor Relations
rballew@krispykreme.com
Financial Media
Edelman Smithfield for Krispy Kreme, Inc.
Allie McLarty & Ashley Firlan, KrispyKremeIR@edelman.com
About Krispy Kreme
Headquartered in Charlotte, N.C., Krispy Kreme is one of the most beloved and well-known sweet treat brands in the world. Our iconic Original Glazed® doughnut is universally recognized for its hot-off-the-line, melt-in-your-mouth experience. Krispy Kreme operates in over 30 countries through its unique network of fresh doughnut shops, partnerships with leading retailers, and a rapidly growing Ecommerce and delivery business with nearly 12,000 fresh points of access. Our purpose of touching and enhancing lives through the joy that is Krispy Kreme guides how we operate every day and is reflected in the love we have for our people, our communities and the planet. Connect with Krispy Kreme Doughnuts at www.KrispyKreme.com, or on one of its many social media channels, including www.Facebook.com/KrispyKreme and www.Twitter.com/KrispyKreme.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. The words “believe,” “may,” “could,” “will,” “should,” “anticipate,” “estimate,” “expect,” “outlook,” “guidance,” or similar words, or the negative of these words, identify forward-looking statements. Such forward-looking statements are based on certain assumptions and estimates that we consider reasonable but are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial conditions, business, prospects, growth strategy and liquidity. Accordingly, there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Our actual results could differ materially from the forward-looking statements included herein. Factors that could cause actual results to differ from those expressed in forward-looking statements include, without limitation, the risks and uncertainties described under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors” in the Prospectus, dated June 30, 2022, filed by us with the Securities and Exchange Commission (“SEC”) and described in the other filings we make from time to time with the SEC. We believe that these factors include, but are not limited to, the impact of pandemics, changes in consumer preferences, the impact of inflation, and our ability to execute on our omni-channel business strategy. These forward-looking statements are made only as of the date of this document, and we do not undertake any obligation, other than as may be required by applicable law, to update or revise any forward-looking or cautionary statement to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.
Non-GAAP Measures
This press release includes certain non-GAAP financial measures including organic revenue growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Fresh Revenue from Hubs with Spokes and Sales per Hub, which differ from results using U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than we do or may not calculate them at all. Additionally, these non-GAAP financial measures are not measurements of financial performance under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto filed with the SEC.
To the extent that the Company provides guidance, it does so only on a non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as net income and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Krispy Kreme, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Fiscal Years Ended
	January 1, 2023 (52 weeks)	January 2, 2022 (52 weeks)	January 3, 2021 (53 weeks)
	(unaudited)
Net revenues
Product sales	$1,497,882	$1,353,466	$1,085,110
Royalties and other revenues	32,016	30,925	36,926
Total net revenues	1,529,898	1,384,391	1,122,036
Product and distribution costs	406,227	354,093	310,909
Operating expenses	704,287	630,239	488,061
Selling, general and administrative expense	223,198	222,394	182,317
Marketing expenses	42,566	39,489	34,000
Pre-opening costs	4,227	5,568	11,583
Other expenses/(income), net	10,157	(10,102)	10,488
Depreciation and amortization expense	110,261	101,608	80,398
Operating income	28,975	41,102	4,280
Interest expense, net	34,102	32,622	34,741
Interest expense – related party	—	10,387	22,468
Other non-operating expense/(income), net	3,036	2,191	(1,101)
Loss before income taxes	(8,163)	(4,098)	(51,828)
Income tax expense	612	10,745	9,112
Net loss	(8,775)	(14,843)	(60,940)
Net income attributable to noncontrolling interest	6,847	9,663	3,361
Net loss attributable to Krispy Kreme, Inc.	$(15,622)	$(24,506)	$(64,301)
Net loss per share:
Common stock - Basic	$(0.10)	$(0.18)	$(0.52)
Common stock - Diluted	$(0.10)	$(0.18)	$(0.52)
Weighted average shares outstanding:
Basic	167,471	147,655	124,987
Diluted	167,471	147,655	124,987

	Quarter Ended
	January 1, 2023 (13 weeks)	January 2, 2022 (13 weeks)
Net revenue
Product sales	$395,837	$364,334
Royalties and other revenues	8,762	6,263
Total net revenues	404,599	370,597
Product and distribution costs	106,688	96,927
Operating expenses	184,027	167,506
Selling, general and administrative expense	62,932	58,977
Marketing expenses	10,197	7,868
Pre-opening costs	713	1,233
Other expenses/(income), net	8,357	(5,737)
Depreciation and amortization expense	26,479	27,350
Operating income	5,206	16,473
Interest expense, net	10,294	7,394
Other non-operating expense, net	953	2,317
(Loss)/income before income taxes	(6,041)	6,762
Income tax (benefit)/expense	(5,056)	2,479
Net (loss)/income	(985)	4,283
Net income attributable to noncontrolling interest	1,734	2,927
Net (loss)/income attributable to Krispy Kreme, Inc.	$(2,719)	$1,356
Net (loss)/income per share:
Common stock - Basic	$(0.02)	$0.01
Common stock - Diluted	$(0.02)	$0.01
Weighted average shares outstanding:
Basic	167,826	167,246
Diluted	167,826	169,130

Krispy Kreme, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	As of
	January 1, 2023	January 2, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,371	$38,562
Restricted cash	359	630
Accounts receivable, net	51,089	47,491
Inventories	46,239	34,851
Taxes receivable	18,263	14,662
Prepaid expense and other current assets	26,953	20,701
Total current assets	178,274	156,897
Property and equipment, net	472,358	438,918
Goodwill	1,087,908	1,105,322
Other intangible assets, net	966,088	992,520
Operating lease right of use asset, net	417,381	435,168
Other assets	26,528	16,429
Total assets	$3,148,537	$3,145,254
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$40,034	$36,583
Current operating lease liabilities	43,160	50,359
Accounts payable	225,276	182,104
Accrued liabilities	104,424	140,750
Structured payables	103,575	116,361
Total current liabilities	516,469	526,157
Long-term debt, less current portion	739,052	680,307
Noncurrent operating lease liabilities	412,759	415,208
Deferred income taxes, net	143,124	145,418
Other long-term obligations and deferred credits	38,258	42,509
Total liabilities	1,849,662	1,809,599
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value; 300,000 shares authorized as of both January 1, 2023 and January 2, 2022; 168,137 and 167,251 shares issued and outstanding as of January 1, 2023 and January 2, 2022, respectively	1,681	1,673
Additional paid-in capital	1,426,105	1,415,185
Shareholder note receivable	(4,813)	(4,382)
Accumulated other comprehensive loss, net of income tax	(9,151)	(2,478)
Retained deficit	(217,490)	(178,409)
Total shareholders’ equity attributable to Krispy Kreme, Inc.	1,196,332	1,231,589
Noncontrolling interest	102,543	104,066
Total shareholders’ equity	1,298,875	1,335,655
Total liabilities and shareholders’ equity	$3,148,537	$3,145,254

Krispy Kreme, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Fiscal Years Ended
	January 1, 2023 (52 weeks)	January 2, 2022 (52 weeks)	January 3, 2021 (53 weeks)
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,775)	$(14,843)	$(60,940)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	110,261	101,608	80,398
Deferred income taxes	(14,237)	(3,496)	(36)
Loss on extinguishment of debt	—	1,700	—
Impairment and lease termination charges	18,297	3,507	4,701
Loss on disposal of property and equipment	393	458	2,771
Gain on sale-leaseback	(6,549)	(8,673)	—
Share-based compensation	18,170	22,923	11,601
Change in accounts and notes receivable allowances	570	275	1,047
Inventory write-off	868	4,071	726
Gain on contingent consideration related to a business combination	—	—	(1,521)
Settlement of interest rate swap derivatives	8,476	—	—
Other	2,232	594	410
Change in operating assets and liabilities, excluding business acquisitions and foreign currency translation adjustments:
Accounts, notes, and taxes receivable	(9,485)	(3,817)	(11,942)
Inventories	(12,515)	(301)	(15,353)
Other current and noncurrent assets	(24,057)	(316)	434
Operating lease assets and liabilities	(793)	7,787	(1,575)
Accounts payable and accrued liabilities	40,622	30,240	12,906
Other long-term obligations and deferred credits	16,340	(493)	5,048
Net cash provided by operating activities	139,818	141,224	28,675
CASH FLOWS USED FOR INVESTING ACTIVITIES:
Purchase of property and equipment	(111,717)	(119,497)	(97,826)
Proceeds from disposals of assets	1,077	218	2,837
Proceeds from sale-leaseback	8,401	11,091	—
Acquisition of shops and franchise rights from franchisees, net of cash acquired	(17,330)	(46,330)	(74,890)
Purchase of equity method investment	(989)	—	—
Principal payments received from loans to franchisees	59	92	684
Disbursement for loan receivable	(975)	—	—
Purchases of held-to-maturity debt securities	—	—	(57)
Maturities of held-to-maturity debt securities	—	1,019	1,124
Net cash used for investing activities	(121,474)	(153,407)	(168,128)
CASH FLOWS (USED FOR)/FROM FINANCING ACTIVITIES:
Proceeds from the issuance of debt	149,000	695,000	288,097
Repayment of long-term debt and lease obligations	(101,181)	(1,147,049)	(225,541)
Payment of financing costs	—	(1,700)	—
Proceeds from structured payables	282,023	266,851	292,756
Payments on structured payables	(294,457)	(287,625)	(225,320)
Payment of contingent consideration related to a business combination	(900)	—	(506)
Capital contribution by shareholders, net of loans issued	(288)	120,532	—
Proceeds from IPO, net of underwriting discounts (excluding unpaid issuance costs)	—	527,329	—
Payments of issuance costs in connection with IPO	(12,458)	—	—
Proceeds from sale of noncontrolling interest in subsidiary	593	53,404	21,386
Distribution to shareholders	(23,430)	(48,187)	(42)
Payments for repurchase and retirement of common stock	(4,019)	(139,103)	—
Distribution to noncontrolling interest	(11,721)	(23,356)	(11,389)
Net cash (used for)/provided by financing activities	(16,838)	16,096	139,441
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,968)	(2,204)	2,045
Net (decrease)/increase in cash, cash equivalents and restricted cash	(3,462)	1,709	2,033
Cash, cash equivalents and restricted cash at beginning of the fiscal year	39,192	37,483	35,450
Cash, cash equivalents and restricted cash at end of the fiscal year	$35,730	$39,192	$37,483

Net cash provided by operating activities	$139,818	$141,224	$28,675
Less: Purchase of property and equipment	(111,717)	(119,497)	(97,826)
Free cash flow	$28,101	$21,727	$(69,151)

Krispy Kreme, Inc.
Reconciliation of Non-GAAP Financial Measures
(unaudited and in thousands, except per share amounts)

	Quarter Ended		Fiscal Years Ended
(in thousands)	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
Net (loss)/income	$(985)	$4,283	$(8,775)	$(14,843)
Interest expense, net	10,294	7,394	34,102	32,622
Interest expense — related party (1)	—	—	—	10,387
Income tax (benefit)/expense	(5,056)	2,479	612	10,745
Depreciation and amortization expense	26,479	27,350	110,261	101,608
Share-based compensation	4,852	5,950	18,170	22,923
Employer payroll taxes related to share-based compensation	220	32	312	2,044
Other non-operating expense, net (2)	953	2,317	3,036	2,191
BST strategic initiatives (3)	2,635	—	2,841	—
Acquisition and integration expenses (4)	944	1,592	2,333	5,255
New market penetration expenses (5)	828	—	1,511	—
Shop closure expenses (6)	11,606	2,766	19,465	2,766
Restructuring and severance expenses (7)	4,321	340	7,125	1,733
IPO-related expenses (8)	—	313	—	14,534
Gain on sale-leaseback	(2,238)	(8,673)	(6,549)	(8,673)
Other (9)	1,066	1,589	6,285	4,653
Adjusted EBITDA	$55,919	$47,732	$190,729	$187,945

	Quarter Ended		Fiscal Years Ended
(in thousands)	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
Segment Adjusted EBITDA:
U.S. and Canada	$36,962	$31,811	$118,483	$107,571
International	20,479	20,746	75,512	81,422
Market Development	12,286	11,042	44,421	40,824
Corporate	(13,808)	(15,867)	(47,687)	(41,872)
Total Adjusted EBITDA	$55,919	$47,732	$190,729	$187,945

	Quarter Ended		Fiscal Years Ended
(in thousands)	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
Net (loss)/income	$(985)	$4,283	$(8,775)	$(14,843)
Interest expense — related party (1)	—	—	—	10,387
Share-based compensation	4,852	5,950	18,170	22,923
Employer payroll taxes related to share-based compensation	220	32	312	2,044
Other non-operating expense, net (2)	953	2,317	3,036	2,191
BST strategic initiatives (3)	2,635	—	2,841	—
Acquisition and integration expenses (4)	944	1,592	2,333	5,255
New market penetration expenses (5)	828	—	1,511	—
Shop closure expenses (6)	11,606	2,766	19,715	2,766
Restructuring and severance expenses (7)	4,321	340	7,125	1,733
IPO-related expenses (8)	—	313	—	14,534
Gain on sale-leaseback	(2,238)	(8,673)	(6,549)	(8,673)
Other (9)	1,066	1,589	6,285	4,653
Amortization of acquisition related intangibles (10)	7,149	7,230	28,456	29,803
KKI Term Loan Facility interest and debt issuance costs (11)	—	—	—	2,448
Tax impact of adjustments (12)	(8,720)	(1,830)	(14,609)	(12,434)
Tax specific adjustments (13)	(2,248)	103	(2,876)	3,936
Net income attributable to noncontrolling interest	(1,734)	(2,927)	(6,847)	(9,663)
Adjustment to adjusted net income attributable to common shareholders	—	317	(374)	(1,468)
Adjusted net income attributable to common shareholders - Basic	$18,649	$13,402	$49,754	$55,592
Additional income attributed to noncontrolling interest due to subsidiary potential common shares	(37)	(5)	(143)	(122)
Adjusted net income attributable to common shareholders - Diluted	$18,612	$13,397	$49,611	$55,470
Basic weighted average common shares outstanding	167,826	167,246	167,471	147,655
Dilutive effect of outstanding common stock options and RSUs	2,000	1,884	2,005	2,671
Diluted weighted average common shares outstanding	169,826	169,130	169,476	150,326
Adjusted net income per share attributable to common shareholders:
Basic	$0.11	$0.08	$0.30	$0.38
Diluted	$0.11	$0.08	$0.29	$0.37
(1)Consists of interest expense related to the Related Party Notes which were paid off in full during the second quarter of fiscal 2021.
(2)Primarily foreign translation gains and losses in each period.
(3)Fiscal 2022 consists mainly of equipment disposals, equipment relocation and installation, consulting and advisory fees, and other costs associated with our shift of Branded Sweet Treat Line manufacturing capability from Burlington, Iowa to Winston-Salem, North Carolina.
(4)Consists of acquisition and integration-related costs in connection with the Company’s business and franchise acquisitions, including legal, due diligence, consulting and advisory fees incurred in connection with acquisition-related activities for the applicable period.
(5)Consists of start-up costs associated with entry into new countries for which the Company’s brands have not previously operated, including the Insomnia Cookies brand entering Canada and the U.K.
(6)Includes lease termination costs, impairment charges, and loss on disposal of property, plant and equipment.
(7)Fiscal 2022 consists of costs associated with restructuring of the global and U.S. executive teams. Fiscal 2021 consists of severance and related benefits costs associated with the Company’s realignment of the Company Shop organizational structure to better support the DFD and Branded Sweet Treat Line businesses.
(8)Includes consulting and advisory fees incurred in connection with preparation for and execution of the Company’s IPO.
(9)Fiscal 2022 and fiscal 2021 consist primarily of legal expenses incurred outside the ordinary course of business, including the net settlement of approximately $3.3 million negotiated with TSW Foods, LLC in fiscal 2022.

(10)Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the Consolidated Statements of Operations.
(11)Includes interest expense and debt issuance costs incurred and recognized as expenses in connection with the extinguishment of the KKI Term Loan Facility within four business days of receipt of the net proceeds from the IPO.
(12)Tax impact of adjustments calculated applying the applicable statutory rates. The Company’s adjusted effective tax rate is 24.1% and 22.4% for the fiscal years 2022 and 2021, respectively. Fiscal 2022 includes the impact of disallowed executive compensation expense and a discrete tax benefit related to a legal accrual. Fiscal 2021 includes the impact of disallowed executive compensation expense incurred in connection with the IPO.
(13)Fiscal 2022 consists of the recognition of previously unrecognized tax benefits unrelated to ongoing operations, as well as benefits attributable to multiple tax years due to lapse of the statute of limitations. Fiscal 2022 also include the effect of discrete adjustments to the Company’s deferred tax liabilities that are unrelated to the Company’s ongoing operations. Fiscal 2021 consists primarily of the effect of tax law changes on existing temporary differences.

Krispy Kreme, Inc.
Segment Reporting
(unaudited and in thousands, except percentages or otherwise stated)

	Quarter Ended
	January 1, 2023	January 2, 2022	January 3, 2021
Net revenues:
U.S. and Canada	$276,929	$249,218	$225,437
International	92,928	89,990	71,610
Market Development	34,742	31,389	28,568
Total net revenues	$404,599	$370,597	$325,615

Q4 2022 Organic Revenue	U.S. and Canada	International	Market Development	Total Company
Total net revenues in fourth quarter of fiscal 2022 (13 weeks)	$276,929	$92,928	$34,742	$404,599
Total net revenues in fourth quarter of fiscal 2021 (13 weeks)	249,218	89,990	31,389	370,597
Total Net Revenue Growth	27,711	2,938	3,353	34,002
Total Net Revenue Growth %	11.1%	3.3%	10.7%	9.2%
Less: Impact of shop optimization program closures	(1,374)	—	—	(1,374)
Adjusted net revenues in fourth quarter of fiscal 2021	247,844	89,990	31,389	369,223
Adjusted Net Revenue Growth	29,085	2,938	3,353	35,376
Impact of acquisitions	(2,652)	—	769	(1,883)
Impact of foreign currency translation	2,299	7,211	3,221	12,731
Organic Revenue Growth	$28,732	$10,149	$7,343	$46,224
Organic Revenue Growth %	11.6%	11.3%	23.4%	12.5%

Q4 2021 Organic Revenue	U.S. and Canada	International	Market Development	Total Company
Total net revenues in fourth quarter of fiscal 2021 (13 weeks)	$249,218	$89,990	$31,389	$370,597
Total net revenues in fourth quarter of fiscal 2020 (14 weeks)	225,437	71,610	28,568	325,615
Total Net Revenue Growth	23,781	18,380	2,821	44,982
Total Net Revenue Growth %	10.5%	25.7%	9.9%	13.8%
Less: Impact of 53rd week	(15,615)	(3,287)	(1,603)	(20,505)
Adjusted net revenues in fourth quarter of fiscal 2020	209,822	68,323	26,965	305,110
Adjusted Net Revenue Growth	39,396	21,667	4,424	65,487
Impact of acquisitions	(20,315)	—	(2,591)	(22,906)
Impact of foreign currency translation	—	(624)	543	(81)
Organic Revenue Growth	$19,081	$21,043	$2,376	$42,500
Organic Revenue Growth %	9.1%	30.8%	8.8%	13.9%

	Fiscal Years Ended
	January 1, 2023	January 2, 2022	January 3, 2021
Net revenues:
U.S. and Canada	$1,033,125	$928,413	$782,717
International	365,916	332,995	230,185
Market Development	130,857	122,983	109,134
Total net revenues	$1,529,898	$1,384,391	$1,122,036

Full Year 2022 Organic Revenue	U.S. and Canada	International	Market Development	Total Company
Total net revenues in fiscal 2022 (52 weeks)	$1,033,125	$365,916	$130,857	$1,529,898
Total net revenues in fiscal 2021 (52 weeks)	928,413	332,995	122,983	1,384,391
Total Net Revenue Growth	104,712	32,921	7,874	145,507
Total Net Revenue Growth %	11.3%	9.9%	6.4%	10.5%
Less: Impact of shop optimization program closures	(1,374)	—	—	(1,374)
Adjusted net revenues in fiscal 2021	927,039	332,995	122,983	1,383,017
Adjusted Net Revenue Growth	106,086	32,921	7,874	146,881
Impact of acquisitions	(24,391)	—	6,899	(17,492)
Impact of foreign currency translation	2,299	26,052	8,991	37,342
Organic Revenue Growth	$83,994	$58,973	$23,764	$166,731
Organic Revenue Growth %	9.1%	17.7%	19.3%	12.1%

Full Year 2021 Organic Revenue	U.S. and Canada	International	Market Development	Total Company
Total net revenues in fiscal 2021 (52 weeks)	$928,413	$332,995	$122,983	$1,384,391
Total net revenues in fiscal 2020 (53 weeks)	782,717	230,185	109,134	1,122,036
Total Net Revenue Growth	$145,696	$102,810	$13,849	$262,355
Total Net Revenue Growth %	18.6%	44.7%	12.7%	23.4%
Less: Impact of 53rd week	(15,615)	(3,287)	(1,603)	(20,505)
Adjusted net revenues in fiscal 2020	767,102	226,898	107,531	1,101,531
Adjusted Net Revenue Growth	161,311	106,097	15,452	282,860
Impact of acquisitions	(119,377)	—	(4,175)	(123,552)
Impact of foreign currency translation	—	(22,391)	543	(21,848)
Organic Revenue Growth	$41,934	$83,706	$11,820	$137,460
Organic Revenue Growth %	5.5%	36.9%	11.0%	12.5%

	Fiscal Years Ended
Sales per Hub	January 1, 2023 (52 weeks)	January 2, 2022 (52 weeks)	January 3, 2021 (53 weeks)
U.S. and Canada:
Revenues	$1,033,125	$928,413	$782,717
Non-Fresh Revenues (1)	(38,380)	(37,311)	(128,619)
Fresh Revenues from Insomnia Cookies and Hubs without Spokes (2)	(407,558)	(415,768)	(323,079)
Sales from Hubs with Spokes	587,187	475,334	331,019
Sales per Hub (millions)	4.6	4.0	3.5

International:
Sales from Hubs with Spokes (3)	$365,916	$332,995	$230,185
Sales per Hub (millions)	9.8	9.1	6.4
(1)Includes legacy wholesale business revenues and Branded Sweet Treat Line revenues.
(2)Includes Insomnia Cookies revenues and Fresh Revenues generated by Hubs without Spokes.
(3)Total International net revenues is equal to Fresh Revenues from Hubs with Spokes for that business segment.

Krispy Kreme, Inc.
Global Points of Access

	Global Points of Access (1)
	Fiscal Years Ended
	January 1, 2023	January 2, 2022	January 3, 2021
	(unaudited)
U.S. and Canada: (2)
Hot Light Theater Shops	238	241	229
Fresh Shops	68	66	47
Cookie Shops	231	210	184
Carts, Food Trucks, and Other (3)	—	2	—
DFD Doors	5,741	5,204	4,137
Total	6,278	5,723	4,597
International:
Hot Light Theater Shops	37	32	28
Fresh Shops	388	370	359
Carts, Food Trucks, and Other (3)	14	1	—
DFD Doors	3,032	2,488	1,986
Total	3,471	2,891	2,373
Market Development: (4)
Hot Light Theater Shops.	111	109	119
Fresh Shops	867	782	732
Carts, Food Trucks, and Other (3)	27	31	30
DFD Doors	1,083	891	465
Total	2,088	1,813	1,346
Total global points of access (as defined)	11,837	10,427	8,316
Total Hot Light Theater Shops	386	382	376
Total Fresh Shops	1,323	1,218	1,138
Total Cookie Shops	231	210	184
Total Shops	1,940	1,810	1,698
Total Carts, Food Trucks, and Other	41	34	30
Total DFD Doors	9,856	8,583	6,588
Total global points of access (as defined)	11,837	10,427	8,316
(1)Excludes Branded Sweet Treat Line distribution points.
(2)Includes Points of Access that were acquired from franchisees in the U.S. and Canada. These Points of Access were previously included in the Market Development segment prior to the respective acquisition dates.
(3)Carts and Food Trucks are non-producing, mobile (typically on wheels) facilities without walls or a door where product is received from a Hot Light Theater Shop or Doughnut Factory. Other includes a vending machine. Points of Access in this category are primarily found in international locations, in airports, train stations, etc.
(4)Includes locations in Japan, which are Company-owned. All remaining Points of Access in the Market Development segment relate to our franchise business. As of January 1, 2023, there were five Hot Light Theater Shops, 54 Fresh Shops and 166 DFD Doors in Japan operating. As of January 2, 2022, there were four Hot Light Theater Shops, 48 Fresh Shops and 105 DFD Doors in Japan operating.

Krispy Kreme, Inc.
Global Hubs

	Hubs
	Fiscal Years Ended
	January 1, 2023	January 2, 2022	January 3, 2021
	(unaudited)
U.S. and Canada:
Hot Light Theater Shops (1)	232	238	226
Doughnut Factories	4	4	5
Total	236	242	231
Hubs with Spokes	137	126	113
Hubs without Spokes	99	116	118
International:
Hot Light Theater Shops (1)	28	25	27
Doughnut Factories	11	11	9
Total	39	36	36
Hubs with Spokes	39	36	36
Market Development:
Hot Light Theater Shops (1)	106	106	116
Doughnut Factories	27	27	26
Total	133	133	142
Total Hubs	408	411	409
(1)Includes only Hot Light Theater Shops and excludes Mini Theaters. A Mini Theater is a Spoke location that produces some doughnuts for itself and also receives doughnuts from another producing location.

Krispy Kreme, Inc.
Net Debt and Leverage
(in thousands, except leverage ratio)

	As of
	January 1, 2023		January 2, 2022
	(unaudited)
Current portion of long-term debt	$40,034		$36,583
Long-term debt, less current portion	739,052		680,307
Total long-term debt, including debt issuance costs	779,086		716,890
Add back: Debt issuance costs	2,247		3,833
Total long-term debt, excluding debt issuance costs	781,333		720,723
Less: Cash and cash equivalents	(35,371)		(38,562)
Net debt	$745,962		$682,161
Adjusted EBITDA - trailing four quarters	190,729		187,945
Net leverage ratio	3.9	x	3.6	x